AQUILA INVESTMENT MANAGEMENT LLC.

April 20, 2021
Board of Trustees of
Aquila Municipal Trust
120 West 45th Street
Suite 3600
New York, New York  10036

Re:           Aquila Narragansett Tax-Free Income Fund  -Investment Advisory Fee Waiver
Ladies and Gentlemen:
   Reference is made to that certain Advisory and Administration Agreement, dated as of October 11, 2013 (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Aquila Narragansett Tax-Free Income Fund (the “Fund”), pursuant to which the Manager has agreed to provide certain investment advisory and administrative services to the Fund.
   The parties have agreed that the Manager shall waive certain fees otherwise payable to it under the Agreement as provided herein.  Accordingly, the Manager hereby agrees that for the period from the date hereof until the Termination Date (as defined below), the Manager shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Manager’s fees shall be as follows:
  The annual rates payable shall be equivalent to 0.48 of 1% of such net asset value on net assets of the Fund up to $400,000,000; 0.46 of 1% of the Fund’s net assets above that amount to $1,000,000,000 and 0.44 of 1% of the Fund’s net assets above $1,000,000,000.

  As used herein:

•	“Termination Date” means earliest of (1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, or (3) September 30, 2022.

   The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.
   Please sign below to confirm your agreement with the foregoing.

AQUILA INVESTMENT MANAGEMENT LLC

By: /s/ Diana P. Herrmann
Diana P. Herrmann President and Chief Executive Officer

Accepted and agreed:
AquilaNarragansett Tax-Free Income Fund

By:           /s/ Anita Albano
Name:    Anita Albano
Title:      Secretary

                                                                                                                                                                                        Dated as of July 26, 2021

Aquila Municipal Trust Aquila Investment Management LLC 120 West 45th Street Suite 3600 New York, New York 10036	Aquila Investment Management LLC 120 West 45th Street Suite 3600 New York, New Y ork 10036

   Re: Aquila Narragansett Tax-Free Income Fund Sub-Advisory Fee Waiver

Ladies and Gentlemen:
    Reference is made to that certain Sub-Advisory Agreement, dated as of December 1, 2015 and amended and restated as of July 26, 2021 (the “Agreement”) by and between Aquila Investment Management LLC (the “Manager”) and Clarfeld Financial Advisors, LLC (the “Sub-Adviser”), pursuant to which Sub-Adviser has agreed to provide certain sub-advisory services with respect to Aquila Narragansett Tax-Free Income Fund (the “Fund”).

   The parties have agreed that the Sub-Adviser shall waive certain fees otherwise payable to it under the Agreement as provided herein. Accordingly, the Sub-Adviser hereby agrees that for the period beginning on the date hereof until the Termination Date (as defined below), the Sub-Adviser shall waive that portion of the fee to which it is otherwise entitled under the Agreement so that the Sub-Adviser’s fees shall be as follows:
The annual rates payable shall be equivalent to 0.175 of 1% of such net asset value on net assets of the Fund..
    As used herein “Termination Date” means earliest of (1) the termination of the Agreement, (2) the date as of which the Fund ceases to operate, or (3) September 30, 2022.
    The arrangement set forth in this letter may be amended only with the written agreement of the parties hereto.

    Please sign below to confirm your agreement with the foregoing.

CLARFELD FINANCIAL ADVISORS, LLC

By:
       /s/ Joy Soodik
By:_____________________________
Name: Joy Sookik
Title:  Chief Compliance Officer

Accepted and agreed:
AQUILA MUNICIPAL TRUST, on behalf of
AQUILA NARRAGANSETT TAX-FREE INCOME FUND

By:           /s/ Anita Albano
Name:    Anita Albano
Title:      Secretary

AQUILA INVESTMENT MANAGEMENT LLC

By:    /s/ Diana P. Herrmann
Diana P. Herrmann
President and Chief Executive Officer